BOOSTER INCOME OPPORTUNITIES FUND

Supplement dated March 12, 2026

to the Prospectus

dated January 1, 2026

This supplement updates certain information contained in the Prospectus, dated January 1, 2026 for the Booster Income Opportunities Fund (the “Fund”). You may obtain copies of the Fund’s Prospectus free of charge online at www.boosterincomefund.com, or upon request by calling toll-free 833-510-8133.

The last paragraph under “U.S. FEDERAL INCOME TAX MATTERS” in the Prospectus is deleted in its entirety.

Please retain this Supplement for future reference.